EXHIBIT 21.1



                         Mobius Management Systems, Inc.
                         Subsidiaries of the Registrant



                                                   State or Other Jurisdiction
Registrant                                         of Incorporation
----------                                         ----------------
Mobius Management Systems, Inc.                    Delaware


Subsidiaries of the Registrant
------------------------------
MMS Acquisition I LLC                              Delaware
Mobius Management Systems (Canada) LLC             Delaware
Mobius Management Systems (UK) Ltd.                United Kingdom
Mobius Management Systems (Canada), Inc.           Canada
Mobius Management Systems (France) S.a.r.l.        France
Mobius Management Systems (Deutschland) GmbH       Germany
Mobius Management Systems (Italy) S.r.l.           Italy
Mobi Management Systems Sweden AB                  Sweden
Mobius Management Systems (Australia) PTY LTD      Australia
Mobius Management Systems (Switzerland) GmbH       Switzerland
Mobius Management Systems (Japan) K.K.             Japan
Mobius Management Systems (Benelux) B.V.           Netherlands